UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           September 7, 2011

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

William Peters – Amendment No. 3 to Employment Agreement

On September 2, 2011, Hi-Tech Pharmacal Co., Inc. (the “Company”) and Mr. William Peters, the Company’s Chief Financial Officer, entered into Amendment No. 3 (the “Amendment”) to Mr. Peters’ Employment Agreement with the Company, dated as of August 1, 2005, as amended by Amendment No. 1, dated October 30, 2007, and Amendment No. 2, dated June 23, 2009 (the “Agreement”), a copy of which is being filed as Exhibit 10.5 to this Current Report on Form 8-K.

The Amendment, effective as of August 1, 2011, extends the term of Mr. Peters’ employment until July 31, 2013.  The term is automatically renewed for successive one (1) year terms unless terminated (i) by the Company upon six (6) months advance written notice to Mr. Peters, (ii) by Mr. Peters upon sixty (60) days advance written notice to the Company, or (iii) unless terminated in accordance with the provisions of Section 5 of the Agreement.  The Amendment provides that he will receive as compensation for his services an annual salary equal to $315,000 for the period August 1, 2011 through July 31, 2012 and $330,750 for the period August 1, 2012 through July 31, 2013.  In all other respects the Agreement remains unchanged and in full force and effect.

Item 2.02.	Results of Operations and Financial Condition.

On September 7, 2011 Hi-Tech Pharmacal Co., Inc. issued a press release announcing its financial results for the first quarter ended July 31, 2011.

A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit

Exhibit 10.5	Amendment No. 3 to Employment Agreement of William Peters

Exhibit 99.1	Press Release dated September 7, 2011 of Hi-Tech Pharmacal Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	HI-TECH PHARMACAL CO., INC.

/s/ David S. Seltzer
Name: David S. Seltzer
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.5	Amendment No. 3 to Employment Agreement of William Peters

99.1	Press Release dated September 7, 2011 of Hi-Tech Pharmacal Co., Inc.